UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2024

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	PW	NYSE (American)

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per Share	PW.A	NYSE (American)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 3, 2024, Power REIT (the “Trust”) received a written notice from the NYSE Regulation (the “NYSE Notice”) of NYSE American LLC (the “Exchange”) stating that the Company is not in compliance with the continued listing standards of the Exchange because the Company is below compliance with Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”), requiring a stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, as a result of the Company’s reported stockholders’ equity of $322,626 at June 30, 2024 and losses from continuing operations and/or net losses in two of its three most recent fiscal years ended December 31, 2023. The Trust is also not currently eligible for any exemption in Section 1003(a) of the Company Guide from the stockholders’ equity requirements.

In connection with its non-compliance with Section 1003(a)(i), the Trust must submit a plan (the “Plan”) to NYSE Regulation of the Exchange by October 3, 2024, advising of actions it has taken or will take to regain compliance with the continued listing standards by March 3, 2026. If NYSE Regulation determines to accept the Plan, the Company will be notified in writing and will be subject to periodic reviews including quarterly monitoring for compliance with the Plan. If the Trust does not submit a plan or if the Plan is not accepted, the Exchange will commence delisting proceedings. Furthermore, if the Plan is accepted but the Trust is not in compliance with the continued listing standards by March 3, 2026 or if the Trust does not make progress consistent with the Plan, the Exchange will initiate delisting proceedings as appropriate. The Trust may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Trust has issued a press release pursuant to Sections 402(g) and 1009(j) of the Company Guide disclosing receipt of the NYSE Notice and the specific continued listing standards it has fallen below, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 3.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Power REIT, dated September 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2024	POWER REIT

	By	/s/ David H. Lesser
David H. Lesser
Chairman of the Board and Chief Executive Officer